UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2012

Nationstar Mortgage Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

001-35449

(Commission

File Number)

45-2156869

(I.R.S. Employer

Identification No.)

350 Highland Drive

Lewisville, Texas 75067

(469) 549-2000

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01. Regulation FD Disclosure

Nationstar Mortgage Holdings Inc. is disclosing on this Current Report on Form 8-K the information included as Exhibits 99.1, 99.2, 99.3 and 99.4, which information will be disseminated in connection with the transaction described under Item 8.01 below and includes (i) the audited consolidated financial statements of Residential Capital, LLC (“ResCap”) at December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011; (ii) the unaudited condensed consolidated financial statements of ResCap for the periods ended June 30, 2012 and 2011; (iii) the unaudited pro forma combined balance sheet of Nationstar Mortgage Holdings Inc. as of June 30, 2012 and the unaudited pro forma combined statement of operations for the year ended December 31, 2011 and the six months ended June 30, 2012; and (iv) other recent developments relating to Nationstar Mortgage Holdings Inc., Nationstar Mortgage LLC and Nationstar Capital Corporation. Certain of this information has not previously been made publicly available by Nationstar Mortgage Holdings Inc. or Nationstar Mortgage LLC and may be deemed to be material. This Current Report on Form 8-K also updates certain information previously reported by Nationstar Mortgage Holdings Inc. and Nationstar Mortgage LLC.

The information included under Item 7.01 above, together with Exhibits 99.1, 99.2, 99.3 and 99.4 hereto, is being furnished, not filed, pursuant to this Form 8-K. Such information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information furnished in this Form 8-K also shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act, except to the extent expressly set forth herein or by specific reference in such a filing.

Item 8.01. Other Events

On September 19, 2012, Nationstar Mortgage LLC and Nationstar Capital Corporation (together with Nationstar Mortgage LLC, the “Issuers”) issued a press release announcing the commencement of a proposed offering of $300 million aggregate principal amount of Senior Notes due 2020, guaranteed on a senior basis by Nationstar Mortgage Holdings Inc., Nationstar Sub1 LLC, Nationstar Sub2 LLC and certain of Nationstar Mortgage LLC’s wholly-owned subsidiaries (the “Notes”). The press release announcing the commencement of the proposed offering is attached hereto as Exhibit 99.5, and is incorporated by reference herein.

The Notes are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. Therefore, the Notes will be subject to restrictions on transferability and resale, and may not be transferred or resold absent an effective registration statement or an applicable exemption from such registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

Residential Capital, LLC is not required to file reports with the Securities and Exchange Commission pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934. As a result, the financial statements included in Exhibits 99.1 and 99.2 may not include all of the disclosures that issuers filing such reports are required to make.

(d) Exhibits

99.1	Audited Consolidated Financial Statements of Residential Capital, LLC at December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, and accompanying independent auditors’ report and notes thereto.

99.2	Unaudited Condensed Consolidated Financial Statements of Residential Capital, LLC for the periods ended June 30, 2012 and 2011, and accompanying notes thereto.

99.3	Unaudited Pro Forma Combined Balance Sheet of Nationstar Mortgage Holdings Inc., dated as of June 30, 2012 and the Unaudited Pro Forma Combined Statement Of Operations of Nationstar Mortgage Holdings Inc. for the year ended December 31, 2011 and the six months ended June 30, 2012.

99.4	Disclosures regarding Nationstar Mortgage Holdings Inc., Nationstar Mortgage LLC and Nationstar Capital Corporation.

99.5	Press Release dated September 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: September 19, 2012	By:	/s/ David Hisey
David Hisey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Audited Consolidated Financial Statements of Residential Capital, LLC at December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, and accompanying independent auditors’ report and notes thereto.

99.2	Unaudited Condensed Consolidated Financial Statements of Residential Capital, LLC for the periods ended June 30, 2012 and 2011, and accompanying notes thereto.

99.3	Unaudited Pro Forma Combined Balance Sheet of Nationstar Mortgage Holdings Inc., dated as of June 30, 2012 and the Unaudited Pro Forma Combined Statement Of Operations of Nationstar Mortgage Holdings Inc. for the year ended December 31, 2011 and the six months ended June 30, 2012.

99.4	Disclosures regarding Nationstar Mortgage Holdings Inc., Nationstar Mortgage LLC and Nationstar Capital Corporation.

99.5	Press Release dated September 19, 2012.